EXHIBIT 21
                   INTERNATIONAL GAME TECHNOLOGY SUBSIDIARIES


NAME                                               JURISDICTION OF INCORPORATION
(wholly-owned subsidiaries)

International Game Technology                        Nevada
IGT                                                  Nevada
I.G.T. (Australia) Pty. Limited                      New South Wales, Australia
IGT-Europe B.V.                                      The Netherlands
I.G.T. - Argentina S.A.                              Argentina
IGT Japan, K.K.                                      Japan
IGT - Iceland Ltd.                                   Iceland
IGT do Brasil Ltda.                                  Brazil
International Game Technology - Africa
    (Proprietary) Limited                            Johannesburg, South Africa
International Game Technology S.R. Ltda.             Peru
IGT-UK Limited                                       England & Wales
Sodak Gaming, Inc.                                   South Dakota

Affiliates:  (50% owned)

Spin for Cash Joint Ventures and Master
    License Agreement                                Nevada